Exhibit 99.1
Cognizant Reports Fourth Quarter and Full-Year 2024 Results

•Fourth quarter revenue of $5.1 billion increased 6.8% year-over-year or 6.7% in constant currency1, at the high end of our guidance range
•Full-year revenue of $19.7 billion increased 2.0% year-over-year or 1.9% in constant currency
•Full-year operating margin of 14.7% increased 80 basis points year-over-year; Adjusted Operating Margin1 of 15.3% increased 20 basis points year-over-year
•Trailing 12-month bookings of $27.1 billion, up 3% year-over-year, driven by 11% year-over-year fourth quarter bookings growth
•$1.2 billion returned to shareholders through share repurchases and dividends in 2024
•Cash dividend increased 3% to $0.31 per share for Q1 2025
•2025 revenue growth guidance of 3.5% to 6.0% in constant currency
•2025 Adjusted Operating Margin guidance of 15.5% to 15.7%, expansion of 20 to 40 basis points

TEANECK, N.J., February 5, 2025 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its fourth quarter and full-year 2024 financial results.

"I am deeply grateful to our employees for their commitment to our strategic priorities and rigorous execution, which drove fourth quarter revenue growth to the high end of our guidance range. We exited the year with momentum — closing a record 29 large deals during the year — highlighting the effectiveness of our strategy," said Ravi Kumar S, Chief Executive Officer. "In 2024, we accelerated investments in our AI-led platforms and added new capabilities with the acquisitions of Thirdera and Belcan, further strengthening and diversifying our portfolio. Our focus on client centricity, agility, and innovation is helping clients unlock the next wave of hyper productivity and enterprise-grade generative AI adoption."

$ in millions, except per share data	Q4 2024	Q4 2023	FY 2024	FY 2023
Revenue	$5,082	$4,758	$19,736	$19,353
Y/Y Change	6.8%	(1.7%)	2.0%	(0.4%)
Y/Y Change CC1	6.7%	(2.4%)	1.9%	(0.3%)
GAAP Operating Margin	14.8%	15.2%	14.7%	13.9%
Adjusted Operating Margin[1]	15.7%	16.1%	15.3%	15.1%
GAAP Diluted EPS	$1.10	$1.11	$4.51	$4.21
Adjusted Diluted EPS[1]	$1.21	$1.18	$4.75	$4.55

Operating cash flow	$920	$737	$2,124	$2,330
Free cash flow[1]	$837	$659	$1,827	$2,013
For the full year 2024, our recently completed acquisitions contributed approximately 200 basis points to the year-over-year change in revenue.
1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") and free cash flow are not measures of financial performance prepared in accordance with GAAP. A full reconciliation of Adjusted Operating Margin guidance to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation to the most directly comparable GAAP financial measure at the end of this release.

"We ended the year strong, delivering Adjusted Operating Margin of 15.7% in the fourth quarter and 20 basis points expansion for the full year, above our guidance. Free cash flow represented more than 150% of net income, our highest quarter since Q3 2021,” said Jatin Dalal, Chief Financial Officer. “We expect that our improved cost structure, achieved through the successful completion of our NextGen program, will help us sustain our pace of strategic investments in support of profitable growth. Our initial 2025 guidance calls for 3.5% to 6.0% constant currency revenue growth and 20 to 40 basis points of full-year Adjusted Operating Margin expansion.”

Bookings
Bookings in the fourth quarter increased 11% year-over-year. On a trailing-twelve-month basis, bookings increased 3% year-over-year to $27.1 billion, which represented a book-to-bill of approximately 1.4x. During the quarter, Cognizant signed ten large deals, which are deals with total contract value of $100 million or greater.
Employee Metrics
Voluntary attrition - Tech Services on a trailing-twelve months basis was 15.9% as compared to 13.8% for the period ended December 31, 2023. Total headcount as of December 31, 2024 was 336,800.
Return of Capital to Shareholders
The Company repurchased 1.8 million shares for $140 million during the fourth quarter under its share repurchase program. As of December 31, 2024, there was $1.2 billion remaining under the share repurchase authorization. In February 2025, the Company declared a quarterly cash dividend of $0.31 per share, a 3% increase year-over-year, for shareholders of record on February 18, 2025. This dividend will be payable on February 26, 2025.

First Quarter and Full-Year 2025 Guidance2
(all growth rates year-over-year)
•First quarter revenue is expected to be $5.0 - $5.1 billion, growth of 5.6% to 7.1%, or 6.5% to 8.0% in constant currency.
•Full-year 2025 revenue is expected to be $20.3 - $20.8 billion, growth of 2.6% to 5.1%, or 3.5% to 6.0% in constant currency.
•Full-year 2025 Adjusted Operating Margin3 is expected to be from 15.5% to 15.7%, or 20 to 40 basis points of expansion.
•Full-year 2025 Adjusted Diluted EPS3 is expected to be in the range of $4.90 to $5.06.

2 Guidance as of February 5, 2025
3 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation to the most directly comparable GAAP financial measures at the end of this release.

Select Company, Client and Partnership Announcements
Cognizant is building a portfolio of capabilities combined with deep domain expertise to harness and advance an AI-led future. Cognizant’s progress has been accelerated through the following recent platform enhancements, partnerships and client wins:
Platform Enhancements and Partnerships
•Announced a new collaboration with Siemens Digital Industries Software to integrate Siemens' PAVE360™ into Cognizant's software-defined vehicle (SDV) solution accelerator. This enhanced accelerator, featuring Siemens' Simcenter™ Prescan for sensor modeling and scenario-based testing, aims to meet rising customer demands by accelerating the SDV development cycle.
•Launched Stores 360, a comprehensive retail solution designed to streamline store operations, enhance employee productivity and improve customer experiences. Developed in collaboration with ServiceNow, the solution leverages the Cognizant Neuro® AI platform and generative AI-powered Now Assist solution to support key touchpoints in the retail value chain, enabling frictionless and efficient operations. It is designed to elevate retail store operations and improve frontline employee productivity and customer experience with integrated, automated, predictive and gen AI capabilities.
•Announced Cognizant's Neuro® AI Multi-Agent Accelerator and Multi-Agent Service Suite. These new offerings accelerate the development and adoption of AI agents, helping empower businesses to transform their business processes using AI agents for adaptive operations, real-time decision-making, and personalized customer experiences to support all facets of business, from IT and finance to sales and marketing.
•Announced a strategic alliance with CrowdStrike, a global cybersecurity leader, to drive enterprise security transformation by delivering cybersecurity services, powered by the AI-native CrowdStrike Falcon® cybersecurity platform. Cognizant will work to enable organizations to streamline security operations and threat mitigation, consolidate fragmented legacy point products, reduce the complexity of managing cybersecurity programs, and strengthen cybersecurity posture, leveraging Falcon® Next-Gen SIEM and Falcon® Cloud Security.
•Announced an expanded partnership with Zscaler, a cloud security company, with the goal of helping enterprises across industries simplify and transform their security posture with an advanced, AI-enabled zero trust cloud security platform to address evolving cyber threats. Cognizant and Zscaler will offer coordinated solutions and services designed to reduce overall security complexity, maximize security posture, and deliver comprehensive, cost-effective outcomes rapidly and at scale.
•Announced a new FinOps1 Center of Excellence (CoE), built on IBM's leading FinOps software and Cognizant's cloud and developer platforms. Alongside the CoE announcement, Cognizant launched extensions of its Cognizant® Skygrade™ and Flowsource™ platforms that are designed to integrate with IBM Apptio, Turbonomic, watsonx.governance and watsonx Code Assistant for Z. The solutions bring together Cognizant's deep software engineering capabilities with IBM's powerful tools to help enterprise clients transition to modern architectures and streamline cloud management operations.
•Announced an expanded agreement with Medidata, a leader of clinical trial solutions to the life sciences industry, to provide support for Medidata’s life sciences clients. As part of the multi-year renewal agreement, Cognizant is providing a dedicated team of Medidata Platform specialists to support their clients in pharmaceutical, biotech, medical device, contract research organizations, and patients using Medidata services.

Client Wins
•Renewed strategic partnership with McDonald's Corporation, the world's leading food service retailer. As part of the multi-year agreement, Cognizant will focus on leveraging cutting-edge technology to enhance McDonald's staff enablement, customer experience, and operational efficiency. Cognizant plans to continue supporting McDonald's in various important enterprise areas, including Global Finance Systems and Human Capital Management. Cognizant will leverage its platforms, including Neuro® IT Operations and Skygrade™, to drive better observability, reliability and agility at McDonald's.
•Expanded its longstanding relationship with biopharmaceutical leader Gilead Sciences. Cognizant will provide AI-driven solutions to enhance customer service, employee engagement, and business value. Gilead is expected to enhance its efficiency through leveraging Cognizant's expertise in AI and advanced technology applications.
•Extended collaboration with Savvas Learning Company, a leading K-12 learning solutions provider, to help optimize its back-office IT operations. A trusted Savvas partner since 2019, Cognizant has entered into a multi-year agreement with the company through which Cognizant Flowsource™ will aim to enhance platform engineering capabilities, improve efficiencies, and drive automation for Savvas. The collaboration also plans to focus on efficient order management, in an effort to ensure timely delivery of services to the company's diverse customer base.
•Announced a collaboration with Beyond Bank Australia, one of Australia's largest customer-owned banks, to help transform the digital banking experience. The collaboration aims to enhance operational resilience, streamline processes and improve customer experience through the implementation of innovative technology solutions. Additionally, this collaboration seeks to modernize the bank's IT infrastructure, establish a Security Operations Centre (SOC) and strengthen vendor assurance frameworks to help align with the Australian Prudential Regulation Authority (APRA) standards.
Select Analyst Ratings, Company Recognition and Announcements
•Unveiled a new joint study in collaboration with Oxford Economics which shows how AI is expected to transform the consumer purchasing journey by 2030 and drive significant economic impact. The study, New Minds, New Markets, predicts that as income and purchasing power increases among 18 to 44-year-old AI enthusiasts, this demographic could drive an estimated $4.4 trillion of AI-influenced consumer spending in the U.S. by 2030.
•Cognizant became the first global IT service company to receive the accredited ISO/IEC 42001:2023 certification for its artificial intelligence management system. The certification recognizes Cognizant's leadership in developing, assessing, and deploying AI systems in a safe, trustworthy, and ethical way.
•Named to Newsweek and Statista's America's Most Responsible Companies 2025. In its sixth year, this list acknowledges 600 U.S.-based companies for their commitment to making a positive global impact. Selected from the 2,000 largest publicly traded companies headquartered in the U.S., each winner received scores based on a range of criteria including corporate governance.
•Named to the Wall Street Journal's 250 Best-Managed Companies of 2024. The Management Top 250 ranking, developed by the Drucker Institute, measures corporate management effectiveness by examining performance in five areas: customer satisfaction, employee engagement and development, innovation and financial strength.

•Recognized as an Employer of Choice by the American Opportunity Index which measures how well America’s largest companies drive economic mobility and positive career outcomes for their employees. Of the nine IT Services companies on the list of 100 top companies, Cognizant ranked first.
•Recognized by the Business Intelligence Group (BIG) for our Synapse program, a skilling program designed to train workers across the globe on new technology advancements, like AI, so they’re powered for change. This recognition was presented for addressing pressing challenges in workforce development amid technological disruption. Synapse was highlighted for its emphasis on inclusivity, global outreach, and measurable impact, and using innovation to address the global skills gap.
•Recognized as a Leader by Everest Group® in:
◦Quality Engineering (QE) Services for AI Applications and Systems PEAK Matrix® Assessment, 2024
◦Data & Analytics Services PEAK Matrix® Assessment, 2024
◦AI and Generative AI Services PEAK Matrix® Assessment, 2024
◦Healthcare Provider Digital Services PEAK Matrix® Assessment, 2024
◦B2B Sales Services PEAK Matrix® Assessment, 2024
◦Microsoft Azure Services PEAK Matrix® Assessment, 2024
◦AWS Services PEAK Matrix® Assessment, 2024
•Market Leader in HFS Horizons:
◦IOT Services, 2024
◦Health Plans and Payers, 2024
◦The Best Service Provider for Commercial Banking, 2024
◦Salesforce Service Providers, 2024
•A Leader in IDC MarketScape:
◦Worldwide Adobe Experience Cloud Professional Services 2024-2025 Vendor Assessment, doc # US51741024, December 2024
◦Asia/Pacific Salesforce Implementation Services 2024-2025 Vendor Assessment, doc # AP51540024, November 2024
•Leadership in ISG Provider Lens™:
◦Multi Public Cloud Services and Solutions, 2024
◦Contact Center - Customer Experience Services, 2024
◦Supply Chain Services, 2024
◦Oracle Cloud and Technology Ecosystem, 2024
◦Telecom Media and Entertainment, 2024
◦Healthcare Digital Services, 2024
◦Insurance Services, 2024 – US, EU, & ANZ
◦Advanced Analytics and AI Services, 2024 – US & Europe

•Leadership in Avasant's:
◦Generative AI Services
◦Intelligent Automation Services, 2024
◦Mexico Digital Services, 2024
◦End-user Computing Services, 2024
◦Hybrid Enterprise Cloud Services, 2024
◦Intelligent ITOps Services, 2024
◦Consumer Packaged Goods Digital Services, 2024
•Leadership in NelsonHall NEAT Reports:
◦Quality Engineering Services, 2024
◦Transforming Core Banking Services, 2025

Conference Call
Cognizant will host a conference call on February 5, 2025, at 5:00 p.m. (Eastern) to discuss the Company’s fourth quarter 2024 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call. For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13750333 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, February 19, 2025. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, investment in and growth of our business, the pace and magnitude of change and client needs related to generative AI, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance, matters related to the Belcan acquisition and other statements regarding matters that are not historical facts. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, our ability to successfully use AI-based technologies, the competitive marketplace for talent and its impact on employee recruitment and retention, risks related to our NextGen program and the ultimate benefits of such program, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration, trade and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures and Performance Metrics

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures Adjusted Operating Margin and Adjusted Income from Operations excludes unusual items, such as NextGen charges. Our non-GAAP financial measure Adjusted Diluted EPS excludes unusual items, such as NextGen charges, net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item excluded from Adjusted Diluted EPS is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.
Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Performance Metrics
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time. Large deals are defined as deals with a total contract value of $100 million or greater.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues	$5,082	$4,758	$19,736	$19,353
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,297	3,081	12,958	12,664
Selling, general and administrative expenses	844	786	3,223	3,252
Restructuring charges	49	40	134	229
Depreciation and amortization expense	141	127	529	519
Income from operations	751	724	2,892	2,689
Other income (expense), net:
Interest income	28	34	119	126
Interest expense	(19)	(11)	(54)	(41)
Foreign currency exchange gains (losses), net	(18)	(1)	(19)	2
Other, net	(2)	3	—	11
Total other income (expense), net	(11)	25	46	98
Income before provision for income taxes	740	749	2,938	2,787
Provision for income taxes	(199)	(195)	(713)	(668)
Income (loss) from equity method investment	5	4	15	7
Net income	$546	$558	$2,240	$2,126
Basic earnings per share	$1.10	$1.12	$4.52	$4.21
Diluted earnings per share	$1.10	$1.11	$4.51	$4.21
Weighted average number of common shares outstanding - Basic	495	500	496	505
Dilutive effect of shares issuable under stock-based compensation plans	1	1	1	—
Weighted average number of common shares outstanding - Diluted	496	501	497	505

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,231	$2,621
Short-term investments	12	14
Trade accounts receivable, net	4,059	3,849
Other current assets	1,202	1,022
Total current assets	7,504	7,506
Property and equipment, net	994	1,048
Operating lease assets, net	552	611
Goodwill	6,953	6,085
Intangible assets, net	1,599	1,149
Deferred income tax assets, net	1,248	993
Long-term investments	90	435
Other noncurrent assets	1,026	656
Total assets	$19,966	$18,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$340	$337
Deferred revenue	450	385
Short-term debt	33	33
Operating lease liabilities	152	153
Accrued expenses and other current liabilities	2,610	2,425
Total current liabilities	3,585	3,333
Deferred revenue, noncurrent	30	42
Operating lease liabilities, noncurrent	420	523
Deferred income tax liabilities, net	154	226
Long-term debt	875	606
Long-term income taxes payable	—	157
Other noncurrent liabilities	494	369
Total liabilities	5,558	5,256
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 495 and 498 shares issued and outstanding as of December 31, 2024 and 2023, respectively	5	5
Additional paid-in capital	13	15
Retained earnings	14,686	13,301
Accumulated other comprehensive income (loss)	(296)	(94)
Total stockholders’ equity	14,408	13,227
Total liabilities and stockholders’ equity	$19,966	$18,483

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,		Guidance
	2024	2023	2024	2023	Full Year 2025 (1)
GAAP income from operations	$751	$724	$2,892	$2,689
NextGen charges(a)	49	40	134	229
Adjusted Income From Operations	$800	$764	$3,026	$2,918

GAAP operating margin	14.8%	15.2%	14.7%	13.9%
NextGen charges	0.9	0.9	0.6	1.2	—%
Adjusted Operating Margin	15.7%	16.1%	15.3%	15.1%	15.5% - 15.7%

GAAP diluted earnings per share	$1.10	$1.11	$4.51	$4.21
Effect of NextGen charges, pre-tax	0.10	0.08	0.27	0.45	$—
Non-operating foreign currency exchange (gains) losses, pre-tax(b)	0.04	—	0.04	—	(b)
Tax effect of above adjustments(c)	(0.03)	(0.01)	(0.07)	(0.11)	(b)
Adjusted Diluted Earnings Per Share	$1.21	$1.18	$4.75	$4.55	$4.90 - $5.06
(1) A full reconciliation of Adjusted Operating Margin and Adjusted Diluted Earnings Per Share guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items, net non-operating foreign currency exchange gains or losses and the tax effects of these adjustments, and such adjustments may be significant.
Notes:
(a)NextGen charges include:

	Three Months Ended December 31,		Twelve months ended December 31,
(in millions)	2024	2023	2024	2023
Employee separation costs	$30	$22	$85	$115
Facility exit costs	7	16	36	108
Third party and other costs	12	2	13	6
Total NextGen charges	$49	$40	$134	$229
The costs related to the NextGen program are reported in "Restructuring charges" in our unaudited consolidated statements of operations. The program concluded on December 31, 2024.
(b)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.
(c)Presented below are the tax impacts of our non-GAAP adjustment to pre-tax income for the:

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Non-GAAP income tax benefit (expense) related to:
NextGen charges	$13	$10	$34	$59
Foreign currency exchange gains and losses	(1)	(4)	(4)	(6)
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.

Reconciliations of Net Cash
(Unaudited)

(in millions)	December 31, 2024	December 31, 2023
Cash and unrestricted cash equivalents	$2,231	$2,621
Short-term investments	12	14
Less:
Short-term debt	33	33
Long-term debt	875	606
Net cash	$1,335	$1,996

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended December 31, 2024
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Health Sciences	$1,541	30.3%	10.4%	10.4%
Financial Services	1,435	28.2%	2.9%	2.8%
Products and Resources (b)	1,295	25.5%	11.3%	11.3%
Communications, Media and Technology	811	16.0%	0.9%	0.4%
Total Revenues (b)	$5,082		6.8%	6.7%
Revenues by Geography:
North America (b)	$3,822	75.2%	8.3%	8.4%
United Kingdom	445	8.8%	(0.7)%	(3.1)%
Continental Europe	494	9.7%	5.1%	5.6%
Europe - Total	939	18.5%	2.3%	1.3%
Rest of World	321	6.3%	3.5%	3.9%
Total Revenues (b)	$5,082		6.8%	6.7%

	Twelve Months Ended December 31, 2024
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Health Sciences	$5,932	30.1%	4.5%	4.5%
Financial Services	5,753	29.1%	(1.0)%	(1.1)%
Products and Resources (c)	4,782	24.2%	3.3%	3.2%
Communications, Media and Technology	3,269	16.6%	0.8%	0.5%
Total Revenues (c)	$19,736		2.0%	1.9%
Revenues by Geography:
North America (c)	$14,698	74.5%	3.0%	3.1%
United Kingdom	1,827	9.2%	(3.1)%	(5.1)%
Continental Europe	1,932	9.8%	1.2%	0.9%
Europe - Total	3,759	19.0%	(0.9)%	(2.1)%
Rest of World	1,279	6.5%	(1.3)%	—%
Total Revenues (c)	$19,736		2.0%	1.9%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.
(b)For the three months ended December 31, 2024, recently completed acquisitions contributed approximately 450 basis points to overall revenue growth, including approximately 1,600 basis points of growth to our Products and Resources segment, primarily in North America.
(c)For the year ended December 31, 2024, recently completed acquisitions contributed approximately 200 basis points to overall revenue growth, including approximately 600 basis points of growth to our Products and Resources segment, primarily in North America.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$546	$558	$2,240	$2,126
Adjustments for non-cash income and expenses	40	71	394	393
Changes in operating assets and liabilities, net of effects of businesses acquired	334	108	(510)	(189)
Net cash provided by operating activities	920	737	2,124	2,330
Cash flows from investing activities:
Purchases of property and equipment	(83)	(78)	(297)	(317)
Net maturities of investments	4	246	266	395
Payments for business combinations, net of cash acquired	—	—	(1,615)	(409)
Net cash (used in) provided by investing activities	(79)	168	(1,646)	(331)
Cash flows from financing activities:
Issuance of common stock under stock-based compensation plans	14	14	63	71
Repurchases of common stock	(154)	(313)	(605)	(1,064)
Net change in term loan borrowings and earnout obligations and and finance leases	(12)	(10)	(73)	(25)
Proceeds from borrowing under the revolving credit facility	—	—	600	—
Repayment of notes outstanding under the revolving credit facility	(300)	—	(300)	—
Dividends paid	(150)	(146)	(600)	(591)
Net cash (used in) financing activities	(602)	(455)	(915)	(1,609)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(21)	63	(49)	33
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	218	513	(486)	423
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	2,013	2,204	2,717	2,294
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$2,231	$2,717	$2,231	$2,717

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended December 31,
Stock Repurchases under Board of Directors' authorized stock repurchase program:	2024	2023
Number of shares repurchased	1.8	4.2

Remaining authorized balance as of December 31, 2024	$1,237

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$920	$737	$2,124	$2,330
Purchases of property and equipment	(83)	(78)	(297)	(317)
Free cash flow	$837	$659	$1,827	$2,013